UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2009

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                   Entry into a Material Definitive Agreement.

Effective March 20, 2009, the Company and Dimitri Villard(“Executive”) entered into an Employment Agreement (the “Agreement”) pursuant to which Executive was employed as the Company’s Chief Executive Officer.  Executive had been previously employed as Interim Chief Executive Officer pursuant to a Services Loanout Agreement dated as of March 6, 2008.  The term of the Agreement is three years.  Effective February 1, 2009, Executive will receive a salary of $25,000 per month subject to increases as determined by the Board of Directors, in its sole discretion.  Commencing for the fiscal year ending December 31, 2009 and for each subsequent fiscal year thereafter, Executive will receive an annual bonus equal to 33% of the amount by which the Company’s EBITDA for the applicable year exceeds the target set for such year by the Board or the Board’s Compensation Committee.  Executive was also granted options to purchase 3,920,000 shares of the Common Stock of the Company at $0.03 per share vesting monthly over 36 months commencing February 1, 2009.

ITEM 9.01                                   Financial Statements and Exhibits

(d)                                 Exhibits

10.1                           Employment Agreement dated as of February 1, 2009 between Executive and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date: March 23, 2009	By:	/s/DIMITRI VILLARD
	Name:	Dimitri Villard
	Title:	Chief Executive Officer